EXHIBIT 10.3

TD Canada Trust Postponement and Assignment of Creditors Claim and Postponement of Security

THIS AGREEMENT made this                   1st               day of                      June                    ,  2026  .

                                                                          (day)                                         (month)                 (year)

BETWEEN:

Viking Energy Group, Inc.

  (hereinafter called the Creditor)

AND	T&T Power Group Inc.

(hereinafter called the Company)

AND

The Toronto-Dominion Bank

(hereinafter called the Bank)

WHEREAS the Company is or may hereafter become indebted to the Bank.

AND WHEREAS the Creditor is now and intends to continue to be a holder of Equity Securities and/or a supporter of the Company in carrying on its business and the Company is or may hereafter become indebted to the Creditor.

NOW THEREFORE in consideration of the Bank continuing to deal with the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Creditor and the Company hereby agree as follows:

1. Definitions: In this Agreement, the following terms have the following meanings:

"Bank Indebtedness" means all obligations of the Company to the Bank, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, wheresoever and howsoever incurred, whether incurred before, at the time of, or after the execution of this Agreement, whether the indebtedness and liability is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether arising from dealings between the Bank and the Company or from other dealings or proceedings by which the Bank may be or become in any manner whatsoever a creditor of the Company, and in any currency, whether incurred by the Company alone or with another or others and whether as a principal or surety, including all interest thereon and all amounts owed by the Company under this Agreement for fees, costs and expenses.

"Bank Security" means all present and future security which the Bank has taken or may hereafter take in support of the Bank Indebtedness.

"Creditor Indebtedness" means all obligations of the Company to the Creditor, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, wheresoever and howsoever incurred, whether incurred before, at the time of, or after the execution of this Agreement, whether the indebtedness and liability is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether arising from dealings between the Creditor and the Company or from other dealings or proceedings by which the Creditor may be or become in any manner whatsoever a creditor of the Company, and in any currency, whether incurred by the Company alone or jointly with another or others and whether as a principal or surety, including all interest thereon. For clarity, "Creditor Indebtedness" shall include all present and future indebtedness, liabilities and obligations of the Company to the Creditor arising from (i) any retraction, redemption or purchase for cancellation of any or all present and future Creditor's Shares, or any other payment on account of the capital of the Company represented by the Creditor's Shares, (ii) the Company's obligation to pay any and all present and future cash dividends, stock dividends, cash distributions, stock or other corporate distributions, remittances or other amounts or payments owed to the Creditor or becoming due and owing to the Creditor from time to time in connection with the Creditor's Shares, and (iii) any shareholder loans, related party loans or other similar loans or advances made or extended by the Creditor to the Company.

"Creditor Security" means all present and future security which the Creditor has taken or may take in support of the Creditor Indebtedness.

"Creditor's Shares" means, collectively, any or all present and future Equity Securities of any class of the Company (or any entity into which the Company may amalgamate) held by the Creditor from time to time.

"Equity Securities" means, with respect to the Company, any and all present and future shares, capital stock, units, trust units, partnership, membership or other interests, participations or other equivalent rights in the Company's equity or capital, of any class, however designated and whether voting or non voting, and warrants, options or other rights to acquire any of the foregoing, and includes debt or other rights convertible into or exchangeable for any of the foregoing.

2. Postponement of Creditor Indebtedness. The Creditor hereby postpones the repayment of the Creditor Indebtedness, in full, to the prior repayment of the Bank Indebtedness. The Company and the Creditor hereby agree with the Bank that:

(a)	the Company will not repay, prepay or make any payment on account of or in connection with the Creditor Indebtedness or the Creditor's Shares;

(b)

the Creditor will not take any action to accelerate the maturity of the Creditor Indebtedness or exercise any remedies or take any action or proceeding to enforce the Creditor Indebtedness or the Creditor Security;

(c)

the Creditor will not file, or join with any other creditors of the Company in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of the Company or any other marshalling of the assets and liabilities of the Company;

(d)

the Creditor will not accept any payment, whether principal, interest or otherwise on account of the Creditor Indebtedness or the Creditor's Shares and no satisfaction, consideration or security will be given to or accepted by the Creditor for any Creditor Indebtedness or any Creditor's Shares;

(e)

the Creditor will not issue any notice, or take any other action, steps or proceedings, to retract or to redeem the Creditor's Shares or to permit the purchase for cancellation of the Creditor's Shares;

(f)

the Company shall not issue to any person any of its Equity Securities having a retraction feature, or redeem or purchase for cancellation any of its Equity Securities, or make any payment on account of its capital represented by such Equity Securities;

(g)

the Company will give written notice to the Bank forthwith following its receipt of notice from the Creditor purporting to exercise any right of retraction, redemption, or purchase for cancellation in contravention of this Agreement;

(h)	the Company will not amend its articles to change the share attributes of its Equity Securities;

(i)

the Creditor will not make demand upon any guarantor of the Creditor Indebtedness or enforce any security held from such guarantor in connection therewith, where such guarantor has also granted a guarantee of the Bank Indebtedness or provided any security pursuant to such guarantee for the repayment of the Bank Indebtedness;

in each case, unless the prior written consent of the Bank has been obtained (which consent may be granted or withheld by the Bank in its sole and absolute discretion) or until such time as the Bank Indebtedness has been indefeasibly paid in full. Any payment on, or other consideration for, the Creditor Indebtedness that is received by the Creditor in violation of this Agreement will be held by the Creditor in trust for the benefit of, and shall forthwith be paid over to, the Bank. In no event shall the payment or distribution received by the Creditor be commingled with the other assets of the Creditor.

3. Postponement of Creditor Security. The Creditor hereby postpones and subordinates the Creditor Security in all respects to and in favour of the Bank Security, and acknowledges that the Bank Security ranks and will continue to rank in priority to the Creditor Security in respect of all of the property and assets of the Company covered by the Bank Security. The subordinations and postponements contained herein shall apply in all events and circumstances regardless of:

(a)	the date of execution, attachment, registration, perfection or re-perfection of any of the Bank Security or Creditor Security; or

(b)	the date of any advance or advances constituting Bank Indebtedness or Creditor Indebtedness made to the Company by the Bank or the Creditor; or

(c)	the date of default by the Company under any of the Bank Security or the Creditor Security or the dates of crystallization of any floating charges held by the Bank or the Creditor;

(d)	the date of the acquisition of any Creditor's Shares; or

(e)	any priority granted by any principle of law or any statute, including the Bank Act (Canada), or any personal property security or like statute.

Any insurance proceeds received by the Company, the Bank or the Creditor in respect of the assets of the Company charged by the Bank Security or the Creditor Security, shall be dealt with according to the preceding provisions hereof as though such insurance proceeds were paid or payable as proceeds of realization of the collateral for which they compensate, and all insurance proceeds received by the Company shall be held in trust by it for the benefit of the Bank and the Creditor, as the case may be, in accordance with the provisions hereof.

4. Assignment. The Creditor hereby assigns and transfers to the Bank by way of security for the Bank Indebtedness all Creditor Indebtedness.

5. Acknowledgement and Agreement of the Company and the Creditor. The Company hereby confirms to and agrees with the Bank and the Creditor that so long as the Company remains indebted to the Bank and the Creditor, it will stand possessed of its assets so charged for the Bank and the Creditor in accordance with their respective interests and priorities as herein set forth. The Creditor and the Company hereby confirm and agree that the terms of this Agreement will prevail over the terms of any other agreement between the Creditor and the Company regarding the Creditor Indebtedness until such time as the Bank Indebtedness has been indefeasibly paid in full.

6. Restriction on Transfer and Amendments. The Creditor will not, without the prior written consent of the Bank, sell, assign or otherwise transfer or dispose of, in whole or in part, voluntarily, involuntarily or by operation of law, all or any part of the Creditor Indebtedness or any interest therein, or the Creditor's Shares or any interest therein, to any other person or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon all or any part of the Creditor Indebtedness, or the Creditor's Shares or any interest therein, in favour of any other person. In addition to the foregoing, the Creditor will not, without the prior written consent of the Bank, amend, modify, extend, accelerate, waive or otherwise change the terms of the Creditor Indebtedness or the Creditor's Shares or any part thereof or any Creditor Security held therefor.

7. Acknowledgement of No Set Off: The Company and the Creditor acknowledge that the Creditor Indebtedness is not the subject of nor will it hereafter without the consent of the Bank be made the subject of any set-off or counter-claim by the Company.

8. Bank Not Bound to Collect Creditor Indebtedness: The Creditor shall duly and promptly take such action as the Bank may reasonably request in its sole discretion to collect amounts in respect of the Creditor Indebtedness and to file appropriate claims, proofs of claim or other instruments of similar character in respect of the Creditor Indebtedness until such time as the Bank Indebtedness has been indefeasibly paid in full. The Bank shall be authorized (in its own name or in the name of the Creditor), but shall have no obligation to, demand payment of the Creditor Indebtedness or any part thereof or take any proceeding to collect any Creditor Indebtedness or to enforce any Creditor Security in respect thereof.

9. Bankruptcy of Company: In the event of the bankruptcy or winding up of the Company or any distribution of the assets or any of the assets of the Company or proceeds thereof among its creditors in any manner whatsoever, the Bank may prove in respect of the Creditor Indebtedness as a debt owing to it by the Company and the Bank shall be entitled to collect and receive any and all payments or distributions payable in respect thereof, such payments or distributions to be applied on such part or parts of the Bank Indebtedness as the Bank shall see fit until the whole of the Bank Indebtedness has been indefeasibly paid in full and thereafter the Creditor shall be entitled to such payments or distributions.

10. Amalgamation of Company or Creditor: In the event of the amalgamation or corporate reorganization of either the Company or the Creditor, this Agreement shall extend to and bind the amalgamated entity or successor entity arising from such amalgamation or corporate reorganization, and all references herein to the Company or the Creditor shall be modified accordingly to extend to and include the amalgamated entity or successor entity.

11. Further Assurances: The Company and the Creditor will, from time to time forthwith and at all times after the date of this Agreement, without further consideration, do such further acts and deliver such further instruments and documents, and take such further action, as the Bank may reasonably request for the purpose of obtaining or preserving the benefits of, and the rights and powers granted, or intended to be granted, by, this Agreement.

12. Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefit of the executors, administrators, successors and assigns of the respective parties hereto.

13. Acknowledgement: The Creditor acknowledges receipt of a fully executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement in respect of any registered financing statement or financing change statement prepared, registered or issued in connection with this Agreement.

14. Entire Agreement: This Agreement constitutes the entire agreement between the Creditor, the Company and the Bank with respect to the subject matter hereof and supersedes all prior understandings and agreements, written and oral, between such parties with respect thereto.

15. Language (Québec only): The parties have agreed that this Agreement be drawn up in the English language and that the documents relating to it may be drawn up in the English language. They also confirm that a French version of this Agreement has been provided to them prior to its conclusion. Les parties ont convenu que la présente convention soit rédigée en anglais et que les documents s'y rattachant puissent être rédigés en anglais. Elles confirment aussi qu'une version française de la présente convention leur a été remise avant sa conclusion.

SIGNED, SEALED AND DELIVERED

/s/ James A. Doris
Witness:	Creditor Name:
Viking Energy Group, Inc.

/s/ Tyler Van Dyke
Company Name:
T&T Power Group Inc.

Company Name:

/s/ Eric Bergeron
The Toronto-Dominion Bank

Appendix “A”

This Appendix “A” forms part of the Postponement and Assignment of Creditors Claim and Postponement of Security dated as of June 1, 2026, among The Toronto-Dominion Bank, as the Bank, Viking Energy Group, Inc., as the Creditor and T&T Power Group Inc. as the Company to which it is attached (the “Postponement and Assignment”).

Except as expressly set out in this Appendix “A”, all terms that are defined in the Postponement and Assignment and used in this Appendix “A” shall have the meaning given to such terms in the Postponement and Assignment.  Without limiting the foregoing, the terms “Creditor”, “Company”, “Bank” and “Creditor’s Shares”, “Creditor Indebtedness” and “Bank Indebtedness” when used in this Appendix “A” have the meaning given to such terms in the Postponement and Assignment.

Notwithstanding the terms and provisions contained in the Postponement and Assignment to the contrary:

1.

“Credit Agreement” means a credit agreement dated October 23, 2025 as amended by an amendment no. 1 to credit agreement dated November 6, 2025 and further amended by an amendment no. 2 to credit agreement dated June 1, 2026 between inter alia, the Company, as borrower and the Bank, as lender.

2.

The Assignment and Postponement of Claim does not, and is not intended to, prevent or restrict the Creditor from exercising the right to obligate the Company (“Put Obligation”) to purchase shares owned by the Creditor in the capital of the Company in accordance with the terms and conditions of the Shareholders Agreement among the Company, the Creditor and Tyler Van Dyke dated as of June 1, 2026 (“Shareholders Agreement”) provided that:

a.

no Event of Default (as defined in the Credit Agreement) has occurred and is continuing or would result from the exercise of the Put Obligation or the satisfaction thereof with compliance certificates evidencing compliance;

b.	the Creditor has provided the Bank with not less than sixty (60) days’ prior written notice of its intention to exercise the Put Obligation;

c.	the form of Shareholders Agreement provided to the Bank on the date of the Postponement and Assignment is not amended without the Bank’s prior written consent;

d.

immediately prior to, and immediately after giving pro forma effect to, the satisfaction of the Put Obligation, (i) the Company shall be in compliance with all financial covenants under the Bank Indebtedness; and (ii) no Event of Default (as defined in the Credit Agreement) has occurred and is continuing or would result from the satisfaction of the Put Obligation;

e.	nothing herein shall, or shall be deemed to, derogate from, or will act as a waiver of, the Company’s current and future obligations to the Bank under the Bank Indebtedness and/or Bank Security; and,

f.

the Company shall not be entitled to provide or grant the Creditor a security interest in or to any of the Company’s property or assets in respect of, or in connection with, satisfaction of the Put Obligation.

and further provided that, as and from the effective time and date that the Put Obligation has been satisfied:

g.

if and to the extent the Company satisfies the Put Obligation by the issuance of debt by the Company and/or other consideration, to the Creditor any and all such debt or other consideration will be considered Creditor Indebtedness for the purpose of the Postponement and Assignment and shall be subject to all the terms and conditions of the Postponement and Assignment with respect to Creditor Indebtedness without exception.

with the effect and intent being that the exercise of the Put Obligation will not be restricted by the Postponement and Assignment (except as set out in this Section 2), however, as and from the effective time and date of exercise of the Put Obligation any debt issued by the Company to the Creditor to satisfy the Put Obligation is and will be postponed, subordinated and restricted in favour of the Bank in accordance with the terms of the Postponement and Assignment (except as set out in this Appendix “A”).

3.

The Company may pay, and the Creditor may collect regularly scheduled dividends, Monthly Payment Rights and other payments payable in respect of the Creditor’s Shares (“Share Distributions”) pursuant to the Shareholder Agreement provided that, and on the pre-condition that:

a.	no Event of Default (as defined in the Credit Agreement) has occurred and is continuing or would result from the payment of such Share Distribution;

b.	the Company is not currently in default of any obligation and/or covenant of the Company to the Bank under the Bank Indebtedness and/or Bank Security;

c.

payment of the Share Distribution does not, and will not, cause the Company to fail to meet any current financial covenant of the Company to the Bank under the Bank Indebtedness and/or Bank Security or otherwise put the Company in default of any obligation and/or covenant to the Bank under the Bank Indebtedness and/or Bank Security;

d.

immediately prior to, and immediately after giving pro forma effect to, the payment of such Share Distribution, the Company shall be in compliance with all financial covenants under the Bank Indebtedness ; and,

e.

the aggregate amount of all Share Distributions paid to the Creditor in any twelve (12) month period shall not exceed $180,000 based on a payment of $15,000 per month without the Bank’s prior written consent.

4.

If the Company is, or will be, in default of any financial covenant, any obligation and/or other covenant to the Bank under the Bank Indebtedness and/or Bank Security, or if any of the foregoing conditions set out in Sections 2 or 3 (as applicable) are not satisfied, then the Company shall not be entitled to pay, and the Creditor shall not be entitled to collect, Share Distributions or satisfy the Put Obligations (as applicable), and the Share Distributions and Put Obligations (as applicable), together with the Creditor’s Shares, shall be postponed in accordance with the Assignment and Postponement as though this Appendix “A” does not exist and was never entered into.

The Bank reserves the rights at any time and from time to time to register any and all filings, records, registrations in respect of the Postponement and Assignment in all jurisdictions and under all registries as against the Company and/or the Creditor where the Bank considers it to be necessary or desirable to preserve, protect and/or perfect its rights and interest under the Postponement and Assignment.

This Appendix “A” may be signed in several counterparts each of which when executed shall be deemed to be an original, and such counterparts shall each constitute one and the same instrument and notwithstanding the date of execution shall be deemed to be effective on the date set out above.

The delivery of copies of this Appendix “A” and/or of signature pages by facsimile transmission or pdf e-mail shall constitute effective execution of this Appendix “A” by the signatory and may be used in lieu of originals for all purposes. Signatures of the signatories transmitted by facsimile or pdf e-mail shall be deemed to be their original signatures for all purposes.

(Signature page to this Appendix “A” immediately follows.)

T&T POWER GROUP INC.		VIKING ENERGY GROUP, INC.

Per:	/s/ Tyler Van Dyke	Per:	/s/ James A. Doris
Name:	Tyler Van Dyke	Name:	James A. Doris
Title:	President	Title:	President

I have the authority to bind the Corporation.		I have the authority to bind the Creditor.

THE TORONTO-DOMINION BANK

		Per:	/s/ Eric Bergeron
		Name:	Eric Bergeron
		Title:	Senior Relationship Manager

I have the authority to bind the Bank.